Exhibit 99.1

Blackbaud, Inc. Announces Fourth Quarter and Full Year 2009 Results

Announces First Quarter 2010 Dividend

CHARLESTON, S.C. – February 4, 2010 – Blackbaud, Inc. (Nasdaq: BLKB), the leading provider of software and related services designed specifically for nonprofit organizations, today announced financial results for its fourth quarter and full year ended December 31, 2009.

Marc Chardon, Chief Executive Officer of Blackbaud, stated, “The fourth quarter was a solid finish to a successful year for Blackbaud. In the face of the most challenging economic environment the company has ever faced, we exceeded our non-GAAP operating margin goal, exceeded our target for new Blackbaud Enterprise CRM™ customers and continued to grow our subscription-based business at a solid rate.” Chardon added, “As we enter 2010, the economy and nonprofit market environment remain challenging. Our focus is to continue to deliver strong profitability, invest in our long-term growth initiatives and position the company for enhanced growth when the economy and nonprofit budgets improve.”

On a GAAP basis, Blackbaud reported total revenue of $79.0 million for the quarter ended December 31, 2009, a decrease of 2% compared with the fourth quarter of 2008. Income from operations and net income were $13.3 million and $8.0 million, respectively, compared with $10.1 million and $6.5 million, respectively, for the fourth quarter of 2008. Diluted earnings per share were $0.18 for the quarter ended December 31, 2009, compared with $0.15 in the same period last year.

For the quarter ended December 31, 2009, non-GAAP revenue, including a $0.9 million revenue adjustment related to Kintera purchase accounting, was $79.9 million exceeding the Company’s guidance and representing a decrease of 2.5% compared with the fourth quarter of 2008. Non-GAAP income from operations, which excludes stock-based compensation expense and amortization of intangibles arising from business combinations, was $19.2 million, substantially above the Company’s guidance and representing a non-GAAP operating margin of 24.1%. Non-GAAP operating income was $17.6 million in the fourth quarter of 2008.

Non-GAAP net income was $12.1 million for the quarter ended December 31, 2009, compared with $10.4 million in the same period last year. Non-GAAP diluted earnings per share were $0.27 for the quarter ended December 31, 2009, also substantially above the Company’s guidance and compares with $0.24 in the same period last year.

A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

The Company ended the quarter with $22.8 million in cash, up from $22.2 million at the end of the previous quarter. The company generated $26.4 million in cash from operations during the fourth quarter and used approximately $17.5 million to reduce debt. The Company also used $4.5 million for the quarterly payment of dividends to stockholders.

Timothy V. Williams, Chief Financial Officer of Blackbaud, stated, “We are very pleased with our organization’s overall expense management during 2009, which led to a full year non-GAAP operating margin that exceeded our initial goal of 20% by approximately 200 basis points. In addition to strong profitability, Blackbaud generated $86.8 million in cash from operations during 2009. We used our cash flow to pay down debt by approximately $59.0 million and returned the company to a positive net cash position. We also returned $17.7 million to stockholders in the form of dividends. As we enter 2010, we will continue to focus on using our strong cash flow in ways that we believe help to maximize shareholder value.”

Full Year 2009 Results

For the year ended December 31, 2009, on a GAAP basis Blackbaud reported total revenue of $309.3 million, an increase of 2.3% compared with 2008. GAAP income from operations and net income were $45.8 million and $28.4 million, respectively, for the full year 2009. This compares with GAAP income from operations of $47.4 million and net income of $29.9 million for the full year 2008. GAAP diluted earnings per share were $0.65 the year ended December 31, 2009, compared with $0.68 in the same period last year.

For the year ended December 31, 2009, non-GAAP revenue, which includes a $3.4 million revenue adjustment related to Kintera purchase accounting, was $312.8 million, an increase of 2.0% compared with the full year 2008. Non-GAAP income from operations, which excludes stock-based compensation expense and amortization of intangibles arising from business combinations, was $68.6 million, representing a non-GAAP operating margin of 21.9% and compares with $69.5 million for the full year 2008. Non-GAAP net income was $41.8 million for the year ended December 31, 2009, leading to non-GAAP diluted earnings per share of $0.96. This compares with non-GAAP net income of $41.7 million and diluted earnings per share of $0.95 for the full year 2008.

First Quarter 2010 Dividend and Share Repurchase Program

Blackbaud announced today that its Board of Directors has declared a first quarter dividend of $0.11 per share payable on March 15, 2010, to stockholders of record on February 26, 2010. Additionally, as of December 31, 2009, the Company had approximately $30 million remaining under its common stock share repurchase program that was authorized over a year ago.

Conference Call Details

Blackbaud will host a conference call today, February 4, 2010, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results, operations and related matters. To access this call, dial 877-857-6149 (domestic) or 719-325-4796 (international). A replay of this conference call will be available through February 11, 2010, at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 5764946. A live webcast of this conference call will be available on the “Investor Relations” page of the Company’s website at www.blackbaud.com/investorrelations, and a replay will be archived on the website as well.

About Blackbaud

Blackbaud is the leading global provider of software and services designed specifically for nonprofit organizations, enabling them to improve operational efficiency, build strong relationships, and raise more money to support their missions. Approximately 22,000 organizations — including University of Arizona Foundation, American Red Cross, Cancer Research UK, The Taft School, Lincoln Center, In Touch Ministries, Tulsa Community Foundation, Ursinus College, Earthjustice, International Fund for Animal Welfare, and the WGBH Educational Foundation — use one or more Blackbaud products and services for fundraising, constituent relationship management, financial management, website management, direct marketing, education administration, ticketing, business intelligence, prospect research, consulting, and analytics. Since 1981, Blackbaud’s sole focus and expertise has been partnering with nonprofits and providing them the solutions they need to make a difference in their local communities and worldwide. Headquartered in the United States, Blackbaud also has operations in Australia, Canada, the Netherlands, and the United Kingdom. For more information, visit www.blackbaud.com.

All Blackbaud product names appearing herein are trademarks or registered trademarks of Blackbaud, Inc.

Forward-looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this news release are forward-looking statements that involve a number of risks and uncertainties. Although Blackbaud attempts to be accurate in making these forward-looking statements, it is possible that future circumstances might differ from the assumptions on which such statements are based. In addition, other important factors that could cause results to differ materially include the following: general economic risks; uncertainty regarding increased business and renewals from existing customers; continued success in sales growth; management of integration of acquired companies and other risks associated with acquisitions; risks associated with successful implementation of multiple integrated software products; the ability to attract and retain key personnel; risks related to our dividend policy and share repurchase program, including potential limitations on our ability to grow and the possibility that we might discontinue payment of dividends; risks relating to restrictions imposed by the credit facility; risks associated with management of growth; lengthy sales and implementation cycles, particularly in larger organizations; technological changes that make our products and services less competitive; and the other risk factors set forth from time to time in the SEC filings for Blackbaud, copies of which are available free of charge at the SEC’s website at www.sec.gov or upon request from Blackbaud’s investor relations department.

Non-GAAP Financial Measures

Blackbaud has provided in this release financial information that has not been prepared in accordance with GAAP. This information includes non-GAAP revenue, non-GAAP income from operations and margin, non-GAAP net income and non-GAAP diluted earnings per share. Blackbaud uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Blackbaud’s ongoing operational performance. Blackbaud believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Blackbaud’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude stock-based compensation expense and costs associated with amortization of intangibles arising from business combinations and include revenue associated with the Kintera acquisition that is not recognizable under GAAP purchase accounting.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure below. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Investor Contact:

Tim Dolan

ICR

timothy.dolan@icrinc.com

617-956-6727

Media Contact:

Melanie Mathos

Blackbaud, Inc.

melanie.mathos@blackbaud.com

843-216-6200 x3307

SOURCE: Blackbaud, Inc.

Blackbaud, Inc.

Consolidated balance sheets

(Unaudited)

(in thousands, except share amounts)	December 31, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$22,769	$16,361
Donor restricted cash	12,874	12,363
Accounts receivable, net of allowance of $3,559 and $2,777 at December 31, 2009 and December 31, 2008, respectively	50,220	52,554
Prepaid expenses and other current assets	18,155	17,281
Deferred tax asset, current portion	5,728	6,858

Total current assets	109,746	105,417
Property and equipment, net	22,507	21,384
Deferred tax asset	55,570	64,762
Goodwill	73,919	73,615
Intangible assets, net	42,019	48,171
Other assets	468	537

Total assets	$304,229	$313,886

Liabilities and stockholders’ equity
Current liabilities:
Trade accounts payable	$10,683	$7,023
Accrued expenses and other current liabilities	25,974	22,142
Donations payable	12,874	12,363
Debt, current portion	1,288	60,049
Deferred revenue	129,412	113,802

Total current liabilities	180,231	215,379
Long-term debt, net of current portion	—	1,288
Deferred revenue, noncurrent	6,172	5,838
Other noncurrent liabilities	1,720	873

Total liabilities	188,123	223,378

Commitments and contingencies
Stockholders’ equity:
Preferred stock; 20,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 180,000,000 shares authorized, 52,214,606 and 51,269,081 shares issued at December 31, 2009 and December 31, 2008, respectively	52	51
Additional paid-in capital	134,726	116,846
Treasury stock, at cost; 7,677,341 and 7,494,466 shares at December 31, 2009 and December 31, 2008, respectively	(134,382)	(130,594)
Accumulated other comprehensive loss	(201)	(899)
Retained earnings	115,911	105,104

Total stockholders’ equity	116,106	90,508

Total liabilities and stockholders’ equity	$304,229	$313,886

Blackbaud, Inc.

Consolidated statements of operations

(Unaudited)

	Three months ended December 31,		Years ended December 31,
(in thousands, except share and per share amounts)	2009	2008	2009	2008
Revenue
License fees	$6,269	$8,595	$25,392	$35,932
Services	21,422	24,836	87,834	100,824
Maintenance	29,902	28,092	116,476	107,304
Subscriptions	19,212	16,363	72,898	49,705
Other revenue	2,172	2,573	6,738	8,730

Total revenue	78,977	80,459	309,338	302,495

Cost of revenue
Cost of license fees	711	656	3,582	3,316
Cost of services	14,723	16,659	61,713	63,960
Cost of maintenance	5,286	5,523	21,364	20,185
Cost of subscriptions	6,943	6,848	28,183	20,587
Cost of other revenue	1,962	2,527	6,098	8,368

Total cost of revenue	29,625	32,213	120,940	116,416

Gross profit	49,352	48,246	188,398	186,079

Operating expenses
Sales and marketing	15,831	17,588	62,796	65,185
Research and development	11,511	10,731	45,662	38,708
General and administrative	8,508	9,685	33,380	34,072
Amortization	196	189	768	713

Total operating expenses	36,046	38,193	142,606	138,678

Income from operations	13,306	10,053	45,792	47,401
Interest income	506	108	637	526
Interest expense	(86)	(705)	(962)	(1,526)
Other income (expense), net	124	(2)	220	(194)

Income before provision for income taxes	13,850	9,454	45,687	46,207
Income tax provision	5,891	2,922	17,240	16,329

Net income	$7,959	$6,532	$28,447	$29,878

Earnings per share
Basic	$0.18	$0.15	$0.67	$0.70
Diluted	$0.18	$0.15	$0.65	$0.68

Common shares and equivalents outstanding
Basic weighted average shares	43,184,153	42,502,499	42,771,173	42,958,947
Diluted weighted average shares	44,057,338	43,138,344	43,600,048	43,958,557
Dividends per share	$0.10	$0.10	$0.40	$0.40

Blackbaud, Inc.

Consolidated statements of cash flows

(Unaudited)

	Years ended December 31,
(in thousands)	2009	2008
Cash flows from operating activities
Net income	$28,447	$29,878
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,509	12,865
Provision for doubtful accounts and sales returns	3,458	4,179
Stock-based compensation expense	12,287	12,085
Excess tax benefit on exercise of stock options	(2,405)	(1,497)
Deferred taxes	12,351	6,407
Other non-cash adjustments	116	110
Changes in assets and liabilities, net of acquisition of businesses:
Accounts receivable	1,375	(10,193)
Prepaid expenses and other assets	2,122	(5,635)
Trade accounts payable	(312)	614
Accrued expenses and other current liabilities	612	(7,907)
Donor restricted cash	(511)	(3,763)
Donations payable	511	3,763
Deferred revenue	13,237	19,404

Net cash provided by operating activities	86,797	60,310

Cash flows from investing activities
Purchase of property and equipment	(5,534)	(7,692)
Purchase of net assets of acquired companies, net of cash acquired	(2,258)	(49,916)
Proceeds from sale and maturity of marketable securities	—	1,575

Net cash used in investing activities	(7,792)	(56,033)

Cash flows from financing activities
Proceeds from issuance of debt	—	86,000
Proceeds from exercise of stock options	2,509	883
Excess tax benefit on exercise of stock options	2,405	1,497
Payments on debt	(60,049)	(27,527)
Payments of deferred financing fees	—	(47)
Payments on capital lease obligations	(384)	(540)
Purchase of treasury stock	—	(43,727)
Dividend payments to stockholders	(17,673)	(17,497)

Net cash used in financing activities	(73,192)	(958)

Effect of exchange rate on cash and cash equivalents	595	(1,733)

Net increase in cash and cash equivalents	6,408	1,586
Cash and cash equivalents, beginning of year	16,361	14,775

Cash and cash equivalents, end of year	$22,769	$16,361

Blackbaud, Inc.

Reconciliation of GAAP to Non-GAAP financial measures

(Unaudited)

	Three months ended December 31,		Years ended December 31,
(in thousands, except per share amounts)	2009	2008	2009	2008
GAAP revenue	$78,977	$80,459	$309,338	$302,495

Non-GAAP adjustments:
Add back: Kintera deferred revenue writedown	925	1,488	3,418	4,043

Total Non-GAAP adjustments	925	1,488	3,418	4,043

Non-GAAP revenue	$79,902	$81,947	$312,756	$306,538

GAAP gross profit	$49,352	$48,246	$188,398	$186,079

Non-GAAP adjustments:
Add back: Kintera deferred revenue writedown	925	1,488	3,418	4,043
Add back: Stock-based compensation expense (see table below)	601	725	2,570	2,259
Add back: Amortization of intangibles from business combinations (see table below)	1,586	1,707	6,322	5,248

Total Non-GAAP adjustments	3,112	3,920	12,310	11,550

Non-GAAP gross profit	$52,464	$52,166	$200,708	$197,629

Non-GAAP gross margin	66%	64%	64%	64%

GAAP income from operations	$13,306	$10,053	$45,792	$47,401

Non-GAAP adjustments:
Add back: Kintera deferred revenue writedown	925	1,488	3,418	4,043
Add back: Stock-based compensation expense (see table below)	3,225	4,173	12,287	12,085
Add back: Amortization of intangibles from business combinations (see table below)	1,782	1,896	7,090	5,961

Total Non-GAAP adjustments	5,932	7,557	22,795	22,089

Non-GAAP income from operations	$19,238	$17,610	$68,587	$69,490

Non-GAAP operating margin	24%	21%	22%	23%

GAAP net income	$7,959	$6,532	$28,447	$29,878

Non-GAAP adjustments:
Add back: Total Non-GAAP adjustments affecting income from operations	5,932	7,557	22,795	22,089
Add back: Tax impact related to Non-GAAP adjustments	(1,826)	(3,712)	(9,469)	(10,306)

Non-GAAP net income	$12,065	$10,377	$41,773	$41,661

Shares used in computing Non-GAAP diluted earnings per share	44,057	43,138	43,600	43,959

Non-GAAP diluted earnings per share	$0.27	$0.24	$0.96	$0.95

Detail of Non-GAAP adjustments:
Stock-based compensation expense:
Cost of revenue
Cost of services	$361	$430	$1,433	$1,442
Cost of maintenance	206	165	750	534
Cost of subscriptions	34	130	387	283

Subtotal	601	725	2,570	2,259
Operating expenses
Sales and marketing	512	602	1,605	1,607
Research and development	829	787	2,944	2,396
General and administrative	1,283	2,059	5,168	5,823

Subtotal	2,624	3,448	9,717	9,826

Total stock-based compensation expense	$3,225	$4,173	$12,287	$12,085

Amortization of intangibles from business combinations:
Cost of revenue
Cost of license fees	$96	$80	$362	$246
Cost of services	338	334	1,344	1,338
Cost of maintenance	326	329	1,302	895
Cost of subscriptions	807	945	3,239	2,694
Cost of other revenue	19	19	75	75

Subtotal	1,586	1,707	6,322	5,248

Operating expenses	196	189	768	713

Total amortization of intangibles from business combinations	$1,782	$1,896	$7,090	$5,961